Exhibit 10.37

105 W. First Street Owner, L.L.C. c/o Breakthrough Spaces, L.L.C. Tishman Speyer

45 Rockefeller Plaza New York, New York 10111

January 6, 2022

CRISPR Therapeutics, Inc. 610 Main Street North

Cambridge, Massachusetts 02139

Attn: Brendan Smith, Chief Financial Officer

RE: Lease (the “Lease”) dated as of July 24, 2020, between 105 W. First Street Owner, L.L.C. (the “Landlord”) and CRISPR Therapeutics, Inc. (the “Tenant”)

Ladies and Gentlemen:

Reference is hereby made to the Lease. All capitalized words and phrases used in this letter agreement and not otherwise defined herein shall have the meanings ascribed to them in the Lease. The purpose of this letter agreement is to memorialize the agreement between Landlord and Tenant concerning the occurrence of certain delays in and adjustments to schedule for the performance of the Base Building Work and the Landlord’s Work, including the Scheduled Commencement Date and the Outside Delivery Date.

On or about June 10, 2021, as part of the plan review and approval process, Tenant submitted certain comments on and requested changes to the Construction Set Plans for the Landlord’s Work (collectively, the “Requested Changes”), which Requested Changes ultimately resulted in the issuance by the Architect of Construction Bulletins Nos. 3 and 4 and the issuance by the Contractor of Change Request No. 2 (“CR002”). CR002 indicates a delay of twenty-four (24) days in Substantial Completion resulting from the Requested Changes (the “Requested Changes Delays”).

In the spirit of their cooperative relationship and in the interest of compromise, Landlord and Tenant have agreed to enter this letter agreement.

NOW, THEREFORE, for $10.00 and other good and valuable consideration, the receipt, sufficiency and delivery of which are acknowledged, Landlord and Tenant hereby agree, notwithstanding any provisions in the Lease to the contrary, as follows:

1.
The Scheduled Commencement Date is hereby extended on a day-for-day basis by the number of days of Requested Changes Delays (i.e., by twenty-four (24) days) from March 1, 2022 to March 24, 2022.

CRISPR Therapeutics, Inc.

January 6, 2021

2.
The Outside Delivery Date is hereby extended on a day-for-day basis by one-half (1/2) of the number of days of Requested Changes Delays (i.e., by twelve (12) days) from April 1, 2022 to April 12, 2022.

3.
The two hundred forty (240) day period used to calculate the Rent Commencement Date is hereby reduced on a day-for-day basis by one-half (1/2) of the number of days of Requested Changes Delays (i.e., by twelve (12) days) to two hundred twenty-eight

(228) days; except that, if the Commencement Date shall occur on or before March 24, 2022, then the two hundred forty (240) day period used to calculate the Rent Commencement Date shall be reduced by one half (1/2) of the number of days after March 1, 2022 that the Commencement Date occurs (provided that in no event will the Rent Commencement Date occur prior to November 1, 2022).

4.
Landlord hereby confirms that as of the date of this letter agreement, no Tenant Delays have occurred, and any additional delays (i.e., other than the Requested Changes Delays) arising from, relating to or otherwise in connection with any other actions or requests by or on behalf of Tenant on or before the date of this letter agreement will not constitute Tenant Delays.

5.
Landlord hereby confirms that as of the date of this letter agreement, to its knowledge, no Unavoidable Delays or COVID-19 Delays have occurred or are currently pending that would delay the Commencement Date. Nothing contained herein shall modify, limit, or detract from the provisions of the Lease concerning Unavoidable Delays and/or COVID-19 Delays which Landlord becomes aware of after the date of this letter agreement.

6.
Landlord and Tenant will continue to work together cooperatively to assess and reduce the number of days of delay in Substantial Completion, including, without limitation, delays arising out of or resulting from the Requested Changes and CR002.

7.
The inspections by ISD of the Base Building Work and the Landlord’s Work shall occur as joint inspections and shall take place concurrently. Accordingly, the seventh (7th) sentence of Section 4.1 of the Lease (which begins with the phrase “The Base Building Work Certificate of Substantial Completion shall include…”) is hereby deleted in the entirety and the definition of Substantial Completion set forth in Section 4.2(r) of the Lease shall be amended to provide that the Base Building Work Certificate of Substantial Completion shall include confirmation of the completion of required inspections of the Base Building Work by ISD.

8.
Nothing contained herein constitutes a waiver or release of any other breaches, defaults, or claims under the Lease. Except as expressly and specifically set forth herein, the Lease remains unmodified and in full force and effect, in accordance with and subject to the terms and conditions thereof.

9.
This letter agreement may be executed by electronic signatures, each of which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, in addition to electronically produced signatures, “electronic signature” shall include electronically scanned and transmitted versions (e.g., via PDF and/or DocuSign) of an original signature. This letter agreement may be executed

CRISPR Therapeutics, Inc.

January 6, 2021

in multiple counterparts (which counterparts may be executed and delivered by PDF, DocuSign, or another file sent by email) which shall together constitute a single document. Any executed counterpart of this letter agreement delivered by PDF, DocuSign or another file sent by email shall be equally effective as an original counterpart for all purposes. Notwithstanding any provision contained in the Lease and/or this letter agreement to the contrary, the liability of Landlord for its obligations under this Lease shall be limited to the interests of Landlord in the Real Property (including insurance awards, condemnation proceeds, and undistributed rents arising from the Real Property). In no event shall any partner, member, manager, shareholder, director, officer, principal, employee, agent, or owner of Landlord, direct or indirect, disclosed or undisclosed, be personally liable for any debts, liabilities or obligations of Landlord, or for any claims against Landlord, arising out of or resulting from the Lease and/or this letter agreement. Any such debts, obligations, liabilities or claims shall be satisfied solely out of the interests of Landlord in the Real Property (including insurance awards, condemnation proceeds, and undistributed rents arising from the Real Property). In no event shall any personal judgment be sought or obtained against any partner, member, manager, shareholder, director, officer, principal, employee, agent, or owner of Landlord, direct or indirect, disclosed or undisclosed. The submission of drafts of this document for examination and negotiation does not constitute an offer, or the acceptance of an offer, and this letter agreement shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this letter agreement to Tenant.

In order to confirm our agreement with the terms of this letter agreement, we would appreciate your signing this letter below and returning a copy to me.

[Signatures continued on following page]

CRISPR Therapeutics, Inc.

January 6, 2021

IN WITNESS WHEREOF, Landlord and Tenant have executed this letter agreement as of the day and year first above written.

LANDLORD:

105 W FIRST STREET OWNER, L.L.C.,

a Delaware limited liability company

By: /s/ Daniel Belldegrun

Name: Daniel Belldegrun

Its: President and Chief Executive Officer

TENANT:

CRISPR THERAPEUTICS, INC.,

a Delaware corporation

By: /s/ Brendan Smith

Name: Brendan Smith

Its: CFO

The foregoing letter agreement is hereby consented to:

GUARANTOR:

CRISPR THERAPEUTICS AG, a Swiss corporation

By: /s/ Samarth Kulkarni

Name: Samarth Kulkarni

Its: CEO